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                                                                    EXHIBIT 21.1

                            ASPECT DEVELOPMENT, INC.

                         SUBSIDIARIES OF THE REGISTRANT


Subsidiary                            State or country of Incorporation
-------------                         ---------------------------------

Aspect Development Europe Limited                    United Kingdom

Aspect Development India Private Limited             India

CADIS, Inc.                                          Delaware

Aspect Development KK                                Japan